Exhibit 99.1

Landos Biopharma’s Phase 2 Data of Omilancor in Ulcerative Colitis Accepted for Oral Presentation at the United European Gastroenterology Week 2021

Omilancor shows efficacy and tolerability as a potential once-daily, oral, gut-restricted therapy for mild-to-moderate UC patients

Following the recent positive End-of-Phase 2 meeting with the FDA, Landos initiated clinical trial site feasibility studies for the planned global pivotal Phase 3 trial of omilancor in UC

BLACKSBURG, Va., July 22, 2021 — Landos Biopharma, Inc. (NASDAQ: LABP), a late-clinical-stage biopharmaceutical company utilizing its LANCE® Advanced A.I. platform to develop novel oral therapeutics for patients with autoimmune diseases, today announced that data from the Phase 2 clinical trial of omilancor (BT-11-201) in ulcerative colitis (UC) has been accepted for oral presentation at the upcoming United European Gastroenterology Week (UEGW) 2021. The meeting will be held virtually from October 3-5, 2021.

“We believe that omilancor, a novel, oral, gut-restricted therapeutic targeting the LANCL2 pathway, is positioned to transform the treatment paradigm for UC patients,” said Dr. Josep Bassaganya-Riera, Chairman, President and Chief Executive Officer of Landos. “We are incredibly honored to present at UEGW 2021 our Phase 2 omilancor clinical findings across key immunology biomarkers and results on histological remission suggesting durability of response, which we believe further validate and de-risk the LANCL2 mechanism of action (MOA). Overall, the data further affirms our plans for the global pivotal Phase 3 program of omilancor in UC patients targeting a broad label that could encompass nearly 90% of UC patients ranging from pre-biologic patients to those who fail biologics.”

The presentation will focus on the mechanism-validating immunological data generated from the Phase 2 study in addition to the clinical remission, histological remission and early fecal calprotectin normalization results. Importantly, analysis of colonic biopsy tissue of patients collected at week 12 showed an increase of IL-10 producing cells and regulatory CD4+ T cells locally in the gastrointestinal tract with omilancor treatment, which was strongly correlated with clinical and histological remission. These results validate the immunological consequences of activation of the LANCL2 pathway in UC patients, and show promise for the prediction of long-term efficacy of omilancor in UC patients. Recent findings from the open-label extension also indicate long-term therapeutic effect with nearly 90% of patients reaching remission thresholds in stool frequency and rectal bleeding when treated with omilancor for up to 66 weeks in total.

According to Global Data, in 2020 the UC market in the United States alone generated nearly $5.3 billion in prescription sales and is anticipated to grow at over 6.0% per annum over the coming years.

Title: Safety, Pharmacokinetics, and Immunological Effects of Omilancor (BT-11) in a Phase 2 Randomized, Double-Blind, Placebo-Controlled Trial of Patients with Ulcerative Colitis

Session: IBD clinical trials III

Session Type: Live abstract-based oral session

Date/Time: Monday, October 4, 2021 from 3:00 – 4:00 P.M. EDT

Phase 2 Clinical Results Summary for Omilancor in Ulcerative Colitis

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Omilancor showed 55% lower IL-6 concentrations and 44% lower TNF concentrations after 12 weeks of treatment, consistent with increased levels of regulatory CD4+T cells and myeloid cells and increased IL-10 expression in remitters (p = 0.036)

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Omilancor exhibited statistically significant decreases in TNF-α expressing myeloid cells (p = 0.037) in the colonic mucosa and statistically significant normalization of fecal calprotectin levels (p = 0.048)

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Omilancor maintained low Mayo scores following 1 year of treatment, with nearly 90% of patients achieving remission thresholds in stool frequency and rectal bleeding after 36 weeks of open-label treatment

The oral presentation will be made available under the “Publications” section of the Company’s website at www.landosbiopharma.com concurrent with the live presentation on October 4th.

About Ulcerative Colitis (UC)

UC is a chronic, autoimmune, inflammatory bowel disease that causes inflammation, irritation, and ulcers in the lining of the large intestine (colon) and rectum. Symptoms include abdominal pain, rectal pain and bleeding, bloody stools, diarrhea, fever, weight loss, and malnutrition. Having UC puts a patient at increased risk of developing colon cancer. Diagnosis typically occurs in early adulthood and the disease requires maintenance treatment for the remainder of the patient’s life. UC is estimated to affect over 900,000 patients in the United States and over 1 million patients throughout the rest of the world. With 70% of addressable patients experiencing a second flare within one year and 30% of patients in remission failing to stay in remission for more than one year, there is an unmet medical need in UC for safer and more efficacious therapeutics.

About Omilancor

Discovered using Landos proprietary LANCE® Advanced A.I. platform, omilancor is a novel, oral, gut-restricted small molecule investigational drug that targets the Lanthionine Synthetase C-Like 2 (LANCL2) pathway impacting the gastrointestinal tract. LANCL2 plays an important role in the immunoregulatory process. By activating the LANCL2 pathway and modulating the interactions between immunological and metabolic signals in immune cells, omilancor is designed to create a favorable regulatory microenvironment in the gut, decreasing the production of key inflammatory mediators and increasing anti-inflammatory markers in regulatory T cells (Treg) within the site of inflammation. Landos reported initial Phase 2 results of omilancor evaluating patients with ulcerative colitis in 2021 and expects to initiate a global pivotal Phase 3 program (PACIFY I and PACIFY II trials) in patients with mild-to-moderately active UC. Additionally, Landos initiated a Phase 2 trial of omilancor in patients with Crohn’s disease in the first half of 2021 with topline results expected in the first half of 2022.

About Landos Biopharma

Landos Biopharma is a late-clinical-stage biopharmaceutical company utilizing its LANCE Advanced A.I. platform to discover and develop novel oral therapeutics for patients with autoimmune diseases. LANCE has discovered new mechanisms of action, including the LANCL2, NLRX1 and PLXDC2 immunometabolic pathways. Landos Biopharma has 17 active development programs targeting these novel pathways at the interface of immunity and metabolism. Lead asset omilancor is a novel gut-restricted small molecule drug candidate for the treatment of ulcerative colitis, Crohn’s disease and Eosinophilic Esophagitis that targets the LANCL2 pathway. NX-13 is a novel, gut-restricted small molecule drug candidate for the treatment of inflammatory bowel disease, that targets the NLRX1 pathway. Additional candidates are in development for the treatment of lupus nephritis, rheumatoid arthritis, multiple sclerosis, and diabetes. For more information, please visit www.landosbiopharma.com.

Cautionary Note on Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Landos Biopharma, Inc. (the “Company”), including statements about the Company’s strategy, clinical development and regulatory plans for its product candidates, the Company’s anticipated milestones and future expectations and plans and prospects for the Company and other statements containing the words “anticipate”, “plan”, “expect”, “may”, “will”, “could”, the negatives thereof, variations thereon and similar expressions, or by discussions of strategy constitute forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties inherent in the initiation and enrollment of future clinical trials, expectations of expanding ongoing clinical trials, availability and timing of data from ongoing clinical trials, expectations for regulatory approvals, other matters that could affect the availability or commercial potential of the Company’s product candidates and other similar risks. Risks regarding our business are described in detail in our Securities and Exchange Commission (“SEC”) filings, including in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, which are available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that we make from time to time with the SEC. Such risks may be amplified by the impacts of the COVID-19 pandemic. In addition, the forward-looking statements included in this press release represent the Company’s views only as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, except as may be required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Contacts:

Michael K. Levitan (investors)

Solebury Trout

646-378-2920

mlevitan@soleburytrout.com

Hannah Gendel (media)

Solebury Trout

646-378-2943

hgendel@soleburytrout.com